Exhibit 99.10

STANDBY PURCHASE AGREEMENT

IN THE EVENT YOU DECIDE NOT TO MAKE A STANDBY COMMITMENT TO PURCHASE SECURITIES IN THIS OFFERING, PLEASE RETURN THE CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM (TOGETHER WITH ALL AMENDMENTS THEREOF AND SUPPLEMENTS THERETO) AND THIS STANDBY PURCHASE AGREEMENT TO:

First National Corporation
112 West King Street
Strasburg, Virginia 22657
Attention: M. Shane Bell

INSTRUCTIONS

1.           Please complete, date and sign the Standby Purchase Agreement, including the Investor Suitability Questionnaire attached as Exhibit A, retain a copy for your records and deliver the signed original copy to:

First National Corporation
112 West King Street
Strasburg, Virginia 22657
Attention: M. Shane Bell

2.           Please indicate on the signature page to the Standby Purchase Agreement the dollar amount of shares of common stock of First National Corporation that you wish to commit to purchase in the Standby Offering (as defined in the Standby Purchase Agreement).

3.           At the time you submit your Standby Purchase Agreement, please submit payment for the aggregate price for the maximum number of shares that may be purchased by you pursuant to your commitment.  Payment should be made by delivery of a check made payable to “First National Corporation Escrow Account.”  All funds received as payment for commitments in the Standby Offering will be deposited with the independent escrow agent, SunTrust Bank, in a noninterest bearing account.

4.           We will hold your Standby Purchase Agreement in escrow until we file a registration statement with the Securities and Exchange Commission for the Rights Offering (as defined in the Standby Purchase Agreement), which we expect to file at the time the Rights Offering is publicly announced on or about May 1, 2012.  Prior to filing the Rights Offering registration statement, we will contact you for authorization to release your Standby Purchase Agreement from escrow.  After you have released your Standby Purchase Agreement from escrow, your commitment will not be revocable by you.

5.           If your commitment is not accepted in whole or in part, if we cancel the Rights Offering or the Standby Offering or if shares are not available following the Rights Offering to fully meet your commitment, any excess funds received by us will be returned to you, without interest, as soon as practicable.

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”) is by and among the undersigned purchaser (the “Standby Purchaser “) and First National Corporation (the “Company”).

WHEREAS, the Company proposes to distribute, at no charge, to each holder of record of shares of common stock, par value $1.25 per share, of the Company (the “Common Stock”) on a record date to be set by the Board of Directors of the Company (the “Record Date”) non-transferable rights (the “Rights”) to subscribe for and purchase additional shares of Common Stock (the “Rights Offering”); and

WHEREAS, in the Rights Offering, the Company’s shareholders of record as of the Record Date will receive one Right for each share of Common Stock held as of the Record Date, with each Right entitling the holder to purchase one share of Common Stock at a price of $4.00 per share (the “Subscription Price”); and

WHEREAS, each holder of Rights who exercises in full its Rights in the Rights Offering (the “Basic Subscription Privilege”) will be entitled to subscribe for additional shares of Common Stock to the extent they are available, at the Subscription Price (the “Over-Subscription Privilege”); and

WHEREAS, in order to facilitate the Rights Offering, the Company is offering to selected accredited investors (the “Standby Offering”) the opportunity to purchase at the Subscription Price, subject to the terms and conditions of this Agreement, any shares of Common Stock that are not exercised pursuant to the Basic Subscription Privilege or subscribed for pursuant to the Over-Subscription Privilege in the Rights Offering (the “Unsubscribed Shares”); and

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.            Standby Purchase Commitment.

(a)           Standby Purchase Commitment.  If and to the extent Unsubscribed Shares are not purchased by the Company’s shareholders pursuant to the exercise of Rights (including both the Basic Subscription Privilege and the Over-Subscription Privilege) under the Rights Offering, the Standby Purchaser hereby agrees to purchase from the Company at the Subscription Price the amount of Common Stock indicated on the Signature Page hereto (the “Commitment Amount”).  The Company shall promptly deliver all funds received from the Standby Purchaser for the Commitment Amount to the independent escrow agent, SunTrust Bank (the “Escrow Agent”), for deposit in a noninterest bearing account (the “Escrow Account”).

(b)           Acceptance by the Company.  The Company in its sole discretion may accept all or any portion of the Commitment Amount set forth on the signature page hereto and shall have no obligation to accept commitments in the order received.  The Company shall be deemed to have accepted the Commitment Amount upon the execution of this Agreement by the Company’s authorized representative on the signature page hereto, and the return of this Agreement, as fully executed, or a copy thereof, to the Standby Purchaser.  Any commitment that is rejected by the Company will be marked “Void” and returned along with any unnegotiated check or the cash proceeds from a negotiated check, without interest or other income, promptly thereafter.  Nothing in this subsection shall limit the Company’s ability, in its sole discretion, to allocate the Unsubscribed Shares among the Standby Purchasers in the Standby Offering in accordance with subsection (d) of this Section 1 of this Agreement.

(c)           Confirmation of Commitment.  Upon acceptance of the Commitment Amount by the Company, the Company will hold the Standby Purchase Agreement in escrow until the date on which the Company files with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) in connection with the Rights Offering (the “Announcement Date”).  Prior to the Announcement Date, the Company will contact the Standby Purchaser for authorization to release the Standby Purchase Agreement from escrow.  Upon release of the Standby Purchase Agreement from escrow, the Standby Purchaser’s commitment pursuant to this Agreement (i) will be binding upon the Standby Purchaser’s heir, successors, legal representatives and assigns and (ii) may not be canceled, modified, terminated or revoked by the Standby Purchaser for any reason.

(d)           Allocation of Unsubscribed Shares.  Promptly following the expiration of the Rights Offering, the Company will determine the amount of Unsubscribed Shares.  The Company, in its sole discretion, may allocate the Unsubscribed Shares among the Standby Purchasers in the Standby Offering.  Upon the Company’s determination of the allocation of the Common Stock to each Standby Purchaser, the Company promptly will notify the Standby Purchaser in writing of the amount of Common Stock to be purchased by him, which amount may be less than the Commitment Amount (the “Allocated Amount”).

(e)           Closing.  On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the closing of the purchase and sale of the Allocated Amount (the “Closing”) shall take place at the offices of the Company at 10:00 a.m., Eastern Time, on or about June 29, 2012, or such other place, time or date as may be determined by the Company in its sole discretion (the “Closing Date”).

(f)           Regulatory Limitations.  The Standby Purchaser will not be permitted, individually or acting in concert, to acquire 9.9% or more of the Company’s outstanding shares of Common Stock, after giving effect to the Rights Offering and Standby Offering (the “Regulatory Limit”), if (i) the Company has not approved such purchase and (ii) in the Company’s opinion, the Standby Purchaser is required to give prior notice to, obtain prior clearance or approval from or make any commitment to any state or federal bank regulatory authority to own or control such shares and such notice, clearance, approval or expiration of such waiting period has not been obtained prior to the Closing Date.  In that event, the Company in its sole discretion may (i) reduce the Allocated Amount or (ii) conduct one or more additional Closings with respect to the amount of the Allocated Amount in excess of such Regulatory Limit at such time that, in the Company’s opinion, all regulatory requirements have been satisfied.

(g)           Extension.  At any time prior to the Announcement Date, the Company may extend the Standby Offering in its sole discretion; provided, that if the Company extends the Offering further than April 30, 2012, the Company promptly will send notice to the Standby Purchaser.

(h)           Withdrawal and Termination.  At any time prior to the Closing Date, the Company may in its sole discretion withdraw or terminate the Rights Offering or the Standby Offering.  In the event that the Company withdraws or terminates the Rights Offering or the Standby Offering, the Company will return the Standby Purchaser’s payment, or portion thereof, to the Standby Purchaser, without interest or other income, promptly thereafter.

Section 2.            Representations and Warranties of the Standby Purchaser. The Standby Purchaser represents and warrants to the Company as follows:

(a)           If a natural person, the Standby Purchaser is an individual 21 years of age or over with full power and authority to perform his obligations under this Agreement.  If a corporation, limited liability company, partnership, trust or other entity, the Standby Purchaser is authorized, empowered and qualified to execute this Agreement and to make an investment in the Company as herein contemplated. This Agreement is valid, binding and enforceable against the Standby Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principals.

(b)           The Standby Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(c)           The Investor Qualification Statement (the “IQS”) attached as Exhibit A of this Agreement that the Standby Purchaser has completed and all of the statements, answers and information thereon are true and correct as of the date hereof and will be true and correct as of the Closing Date.

(d)           The Standby Purchaser has received and read this Agreement and the accompanying Confidential Private Placement Memorandum, as supplemented, and all appendices and exhibits thereto and information incorporated by reference therein, concerning the Company and the Standby Offering (the “Memorandum”), and the Standby Purchaser has relied on nothing other than the Memorandum and this Agreement (together, the “Offering Materials”) in deciding whether to make an investment in the Company.  In addition, the Standby Purchaser acknowledges that the Standby Purchaser has been given the opportunity to (a) ask questions and receive satisfactory answers concerning the terms and conditions of the Standby Offering and (b) obtain additional information in order to evaluate the merits and risks of an investment in the Company and to verify the accuracy of the information contained in the Offering Materials. No statement, printed material or other information that is contrary to the information contained in the Offering Materials has been given or made by or on behalf of the to the Standby Purchaser.

(e)           The Standby Purchaser has submitted to the Company funds equal to the Commitment Amount.

(f)           The Standby Purchaser understands that the shares of Common Stock sold in the Standby Offering have not been, and will not be, registered under the Securities Act or any state securities laws, and are being offered and sold in reliance upon federal and state exemptions from registration requirements for transactions not involving any public offering. The Standby Purchaser recognizes that reliance upon such exemptions is based in part upon the representations of the Standby Purchaser contained herein (including the IQS).  The Standby Purchaser represents and warrants that the Common Stock will be acquired by the Standby Purchaser solely for the account of the Standby Purchaser, for investment purposes only and not with a view to the distribution thereof. The Standby Purchaser represents and warrants that the Standby Purchaser is a sophisticated investor with such knowledge and experience in business and financial matters as will enable him to evaluate the merits and risks of investment in the Company and is able to bear the economic risk and lack of liquidity of an investment in the Company.

(g)           The Standby Purchaser understands and acknowledges that, upon the original issuance thereof and until such time as the same is no longer required under any applicable requirements of the Securities Act or applicable state securities laws, the Company and its transfer agent shall make such notation on such certificates and in the stock book and transfer records of the Company as may be necessary to record that the shares of Common Stock purchased by the Standby Purchaser have not been registered under the Securities Act and that such shares may not be resold without registration under the Securities Act or any applicable state securities laws or pursuant to an exemption from the registration requirements thereof.

(h)           No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Securities Act, applicable state securities laws and the Change in Bank Control Act of 1978, as amended) or of any other person is required for the purchase by the Standby Purchaser of the shares of Common Stock underlying the Commitment Amount to be purchased by the Standby Purchaser hereunder and the consummation by the Standby Purchaser of the transactions contemplated by this Agreement.

Section 3.            Deliveries at Closing.

(a)           At the Closing, the Company shall deliver to the Standby Purchaser a certificate or certificates representing the Allocated Amount issued to the Standby Purchaser pursuant to Section 1 hereof.

(b)           At the Closing, funds equal to the Allocated Amount will be unconditionally released from the Escrow Account to the Company.  To the extent that the Commitment Amount exceeds the Allocated Amount, the Company promptly will direct the Escrow Agent to return such amount to the Standby Purchaser, without interest or other income.

Section 4.           Conditions to Closing.

(a)           The obligations of the Company and the Standby Purchaser to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)           The Rights Offering shall have been consummated; and

(ii)          No judgment, injunction, decree, regulatory proceeding or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Standby Offering or the material transactions contemplated by this Agreement.

(b)           The obligations of the Company to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)           The representations and warranties of the Standby Purchaser in Section 2 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date and the Standby Purchaser shall have performed all of its obligations hereunder; and

(ii)          The Allocated Amount of shares to be purchased by the Standby Purchaser, individually or acting in concert, shall not exceed the Regulatory Limit, unless all required regulatory notices, clearance, approval and the expiration of any applicable waiting period have been obtained.

Section 5.            Survival. The representations and warranties of the Standby Purchaser contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 6.            Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered in person, (b) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to the Company:

First National Corporation
Attention: M. Shane Bell
112 West King Street
Strasburg, VA 22657
Telephone: (540) 465-9121
Facsimile: (540) 465-5946

Email: sbell@therespowerinone.com

If to the Standby Purchaser, as provided on the signature page hereto.

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 6.

Section 7.            Confidentiality Agreement; Entire Agreement. Except as specifically set forth herein, the Company and the Standby Purchaser mutually agree to be bound by the terms of the confidentiality agreement (the “Confidentiality Agreement”) previously executed by the Company and the Standby Purchaser, which Confidentiality Agreement is hereby incorporated herein by reference, and all information furnished by either party to the other party or its representatives pursuant hereto shall be subject to, and the parties shall hold such information in confidence in accordance with, the provisions of the Confidentiality Agreement. The Company and the Standby Purchaser agree that such Confidentiality Agreement shall continue in accordance with their respective terms, notwithstanding the execution or termination of this Agreement. The Confidentiality Agreement and this Agreement embody the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein or in the Confidentiality Agreement, with respect to the Standby Offering. Other than with respect to matters set forth or referred to in the Confidentiality Agreement, this Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 8.            Indemnification.  To the fullest extent permitted by law, the Standby Purchaser hereby agrees to indemnify and hold harmless the Company, its affiliates, and their respective directors, officers and authorized agents from and against any and all losses, claims, damages, expenses and liabilities relating to or arising out of any breach of any representation, warranty, covenant or undertaking made by or on behalf of the Standby Purchaser in the Confidentiality Agreement, this Agreement or the IQS.

Section 9.            Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby).

Section 10.         Modification.  This Agreement may be modified or amended only with the written consent of the Company and the Standby Purchaser.

Section 11.          Severability. If any provision of this Agreement shall be invalid under the applicable law of any jurisdiction, the remainder of this Agreement shall not be affected thereby.

Section 12.          Miscellaneous.

(a)           Notwithstanding any term to the contrary herein, no person other than the Company or the Standby Purchaser shall be entitled to rely on and/or have the benefit of, as a third party beneficiary or under any other theory, any of the representations, warranties, agreements, covenants or other provisions of this Agreement.

(b)           The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c)           This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Standby Purchaser has executed this Agreement on the ____ day of ______________, 2012.

FOR COMPLETION BY ALL STANDBY PURCHASERS:

Subscriber’s Commitment Amount:  $___________

Standby Purchaser’s Mailing Address:	Standby Purchaser’s Other Address:
(for formal notice)	(home, business or main office)

Attention:	Attention:
Phone No.:	Phone No.:
Fax No:	Fax No.:
Email:	Email:

FOR COMPLETION BY STANDBY PURCHASERS WHO ARE NATURAL PERSONS:
(i.e., individuals)

Standby Purchaser’s Name:  ___________________________________
      (print or type)

Standby Purchaser’s Signature:  ________________________________

FOR COMPLETION BY SUBSCRIBERS WHO ARE NOT NATURAL PERSONS:
(i.e., corporations, partnerships, limited liability companies, trusts or other entities)

Subscriber’s Name:  ___________________________________
(print or type)

By:  _______________________________________________
     (signature of authorized representative)

Its:   _______________________________________________
         (name and title of authorized representative)

ACCEPTED:

FIRST NATIONAL CORPORATION

By:
Name:
Title:

EXHIBIT A

[INVESTOR QUALIFICATION STATEMENT]